KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                         NEW YORK, N.Y. 10022 - 3852

                                                        47, Avenue Hoche
TEL (212) 715-9100                                        75008 Paris
FAX (212) 715-8000                                          France

                                March 1, 2002




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   The Victory Portfolios
                  Post-Effective Amendment No. 65
                  File Nos. 33-8982; 811-4852
                  -------------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 65 to Registration Statement No. 33-8982.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP

                                    Kramer Levin Naftalis & Frankel LLP